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                                                               Exhibit 99.(a)(5)

                     DRYDEN TAX-MANAGED SMALL-CAP FUND, INC.

                             ARTICLES SUPPLEMENTARY

     Dryden Tax-Managed Small-Cap Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 3-802(a)(2) and Section 3-802(d) of the Maryland General Corporation Law ("MGCL"), the Corporation elects to be subject to Sections 3-804 and 3-805 of the MGCL.


     IN WITNESS WHEREOF, Dryden Tax-Managed Small-Cap Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 17, 2003.

WITNESS:                                 Dryden Tax-Managed Small-Cap Fund, Inc.


/s/ Maria G. Master                      /s/ Judy A. Rice
---------------------------              ---------------------------
Maria Master, Secretary                  Judy A. Rice, President


     THE UNDERSIGNED, President of Dryden Tax-Managed Small-Cap Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                /s/ Judy A. Rice
                                                ---------------------------
                                                Judy A. Rice, President

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